UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     AUSTRALIAN-CANADIAN OIL ROYALTIES LTD.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)


     BRITISH COLUMBIA, CANADA                          75-2712845
     ------------------------                          ----------
  (State or other jurisdiction of              (IRS Employer incorporation
          or organization)                           Identification No.)

                P. O. BOX 1629, 1301 AVENUE M, CISCO, TEXAS 76437
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       AUSTRALIAN-CANADIAN OIL ROYALTIES LTD. 2008 STOCK COMPENSATION PLAN
       -------------------------------------------------------------------
                            (Full title of the plan)

                                  ROBERT KAMON
                     AUSTRALIAN-CANADIAN OIL ROYALTIES LTD.
                                 P. O. BOX 1629
                               CISCO, TEXAS 76437
                     (Name and address of agent for service)

                                 (254) 442-2638
          (Telephone number, included area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]                     Accelerated filer           [ ]
Non-accelerated filer   [ ]                     Smaller Reporting Company   [x]


                         CALCULATION OF REGISTRATION FEE

                                                 Proposed             Proposed
     Title of                                     maximum              maximum             Amount of
    securities            Amount to be        offering price          aggregate          registration
 to be registered          registered            per share         offering price             fee
-------------------     ----------------     ----------------    ------------------    -----------------
Common Stock                1,000,000             $0.25(1)         $ 250,000(1)            $9.83(2)
No Par Value

(1) Solely for the purpose of computing the registration fee in accordance with Rule 457(h), the offering price shown is based on the average of the high ($0.25) and low ($0.25) prices for the registrant's common stock as reported on the OTC Bulletin Board on July 16, 2008.

(2)     Calculated under Section 6(b) of the Securities Act as .0000393 of
        $250,000.

          PART I - INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Documents containing the information specified by Part I will be sent or given to participants in the 2008 Stock Compensation Plan as specified by Rule 428(b)(1) under the Securities Act of 1933. Those documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of
Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this registration statement:

     (1) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2007;

     (2) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2008; and

     (3) The description of the Company's common stock, no par value, contained in the Company's Registration Statement on Form 10-SB filed on April 6, 1999, including any further amendments or reports filed for the purpose of updating such description.

All documents filed by the Company subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters any securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies and supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The legality of the securities offered pursuant to this Registration Statement has been passed on by Howard B. Siegel. Mr. Siegel, a director of the registrant, is a shareholder of the Company's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The registrant is a British Columbia, Canadian corporation. The Business Corporations Act (British Columbia), or BCBCA contains provisions for the indemnification and insurance of directors, officers, employees, fiduciaries and agents of a British Columbia corporation against liabilities which they may incur in their capacities as such. Those provisions have the following general effects:

     o indemnify an eligible party against all eligible penalties, which include judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, an eligible proceeding, to which the eligible party is or may be liable; and/or

     o after the final disposition of an eligible proceeding, pay the expenses (which includes legal fees but excludes judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, a company is required to pay expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party has not been reimbursed for those expenses, and is wholly successful, on the merits or otherwise, or is substantially successful on the merits, in the outcome of the proceeding. The BCBCA also provides that a company may pay the expenses as they are incurred in advance of the final disposition of an eligible proceeding if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purpose of the BCBCA, an "eligible person", in relation to a company, means an individual who: (1) is or was a director or officer of the company; (2) is or was a director of another corporation at the time when the corporation is or was an affiliate of the company, or at the request of the company; or (3) at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

An "eligible proceeding" under the BCBCA is one in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A proceeding includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Notwithstanding the foregoing, the BCBCA prohibits indemnifying an eligible party or paying the expenses of an eligible party:

     o if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

     o if the indemnity or payment is made otherwise than under an earlier agreement and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

o if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation; or

o in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or an associated corporation, the company must not indemnify the eligible party or pay the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following: (1) order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;
(2) order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding; (3) order the enforcement of, or any payment under, an agreement of indemnification entered into by a company; (4) order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or (5) make any other order the court considers appropriate.

Part 20 of the registrant's Articles of Incorporation reads as follows:

                                     PART 20
          INDEMNITY AND PROTECTION OF DIRECTORS, OFFICERS AND EMPLOYEES

20.1 Indemnification of Directors. Subject to the provisions of the Company Act, the Directors shall cause the Company to indemnify a Director or former Director of the Company and the Directors may cause the Company to indemnify a Director or former Director of a corporation of which the Company is or was a member and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a Director of the Company or a Director of such corporation, including any action brought by the Company or any such corporation. Each Director of the Company on being elected or appointed shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

20.2 Indemnification of Officers, Employees, Agents. Subject to the provisions of the Company Act, the Directors may cause the Company to indemnify any Officer, employee or agent of the Company or of a corporation of which the Company is or was a member (notwithstanding that he is also a Director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an Officer, employee or agent of the Company or such corporation. In addition the Company shall indemnify the Secretary or an Assistant Secretary of the Company (if he shall not be a full time employee of the Company and notwithstanding that he is also a Director) and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the Company Act or these Articles and each such Secretary and Assistant Secretary shall on being appointed be deemed to have contracted with the Company on the terms of the foregoing indemnity.

20.3 Indemnification not Invalidated by Noncompliance. The failure of a Director or Officer of the Company to comply with the provisions of the Company Act or of the Memorandum or these Articles shall not invalidate any indemnity to which he is entitled under this Part.

20.4 Company May Purchase Insurance. The Directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a Director, Officer, employee or agent of the Company or as a Director, Officer, employee or agent of any corporation of which the Company is or was a member and his heirs or personal representatives against any liability incurred by him as such Director, Officer, employee or agent.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

The following exhibits are furnished as part of this registration statement:

       Exhibit No.        Description
       -------------      -------------

            5.1           Opinion of Howard B. Siegel Attorney-at-Law
           23.1           Consent of Killman, Murrell & Company, P.C.
           24.1           Power of Attorney (included on signature page hereof)
           99.1 Australian-Canadian Oil Royalties Ltd. 2008 Stock Compensation Plan

ITEM 9.  UNDERTAKINGS.

         (a) Rule 415 Offering. The undersigned registrant hereby undertakes:

     1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Exchange Act documents. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision or arrangement whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Westbury, State of New York on July 28, 2008.

                                  AUSTRALIAN-CANADIAN OIL ROYALTIES LTD.


                                  By:   /S/  BERNARD LIPTON
                                       --------------------------------
                                           Bernard Lipton
                                           Principal Financial Officer

                                INDEX TO EXHIBITS





       Exhibit No.        Description
       -------------      -------------

            5.1           Opinion of Howard B. Siegel Attorney-at-Law
           23.1           Consent of Killman, Murrell & Company, P.C.
           24.1           Power of Attorney (included on signature page hereof)
           99.1 Australian-Canadian Oil Royalties Ltd. 2008 Stock Compensation Plan